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                                                                     Exhibit 8.1


                      [Letterhead of Sullivan & Cromwell]



                                                  September 4, 2001



UBS AG,
     Bahnhofstrasse 45,
     CH-8098 Zurich,
               Switzerland.


Ladies and Gentlemen:


     As counsel to UBS AG (the "Company") in connection with the issuance of up to $1,390,000,000 aggregate offering price of the Company's Debt Securities and Warrants pursuant to the Prospectus which forms a part of the Registration Statement of the Company to which this opinion is filed as an exhibit, we hereby confirm to you that the discussions set forth under the heading "U.S. Tax Considerations" therein is our opinion, subject to the limitations set forth therein.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "U.S. Tax Considerations" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


                                                  Very truly yours,

                                                  /s/ Sullivan & Cromwell